Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. To Apply for Nasdaq Capital Market

CARLSBAD, Calif.—(BUSINESS WIRE)—April 27, 2009 Orange 21 Inc. (NASDAQ:ORNG) announced today that it is applying to transfer its Nasdaq listing from the Nasdaq Global Market to the Nasdaq Capital Market. Orange 21 no longer meets the continued listing standards for the Nasdaq Global Market because, as reported in its Form 10-K for the year ended December 31, 2008, it no longer satisfies the $10 million stockholders’ equity requirement set forth in the Nasdaq Listing Rules 5450(b)(1)(A). We received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market regarding our failure to meet the minimum stockholders’ equity requirement on April 21, 2009. After evaluating the Nasdaq Staff Deficiency Letter, we determined that at this time it is more advantageous to pursue a transfer to the Nasdaq Capital Market than attempt to maintain listing on the Nasdaq Global Market because we meet all of the currently effective continued listing requirements for the Nasdaq Capital Market and the proceedings involved in attempting to maintain our Nasdaq Global Market listing are costly, time consuming and a distraction to management. Additionally, listing on the Nasdaq Capital Market will result in a minor cost savings and we do not believe that stockholders’ liquidity will be adversely impacted by a transfer to the Nasdaq Capital Market.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport, motorsports, snowsports and youth lifestyle markets. Orange 21’s primary brand, Spy Optic (TM), manufactures sunglasses and goggles targeted toward the action sports, motorsports, snowsports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding the possible cost savings from transferring to the Nasdaq Capital Market and the impact that the transfer might have on our stockholders’ liquidity are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy; changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian Dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Orange 21 Inc.

A. Stone Douglass, Chief Executive Officer

Phone: 760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com